BANTA CORPORATION

                    EXECUTIVE DEFERRED COMPENSATION PLAN "B"









                            Effective August 1, 2001

                                TABLE OF CONTENTS

                                                                            Page

Section 1.      Purpose:.......................................................1

Section 2.      Definitions:...................................................1
        2.1     "Accrued Benefit"..............................................1
        2.2     "Active Participant"...........................................1
        2.3     "Beneficiary"..................................................1
        2.4     "Board"........................................................2
        2.5     "CEO"..........................................................2
        2.6     "College Education Account"....................................2
        2.7     "Committee"....................................................2
        2.8     "Compensation".................................................2
        2.9     "Deferred Compensation Account"................................2
        2.10    "Dependent Subaccount".........................................2
        2.11    "Employee".....................................................3
        2.12    "Employer".....................................................3
        2.13    "Participant"..................................................3
        2.14    "Participating Employer".......................................3
        2.15    "Plan".........................................................4
        2.16    "Plan Year"....................................................4
        2.17    "Qualifying Distribution Event"................................4
        2.18    "Salary Deferral Agreement"....................................4
        2.19    "Salary Deferral Credits"......................................4
        2.20    "Service"......................................................4

Section 3.      Salary Deferral Credits:.......................................4
        3.1     Election:......................................................4
        3.2     Timing of Credit:..............................................5
        3.3     Manner of Election:............................................5
        3.4     Changes in Election:...........................................5
        3.5     Additional Rules:..............................................6

Section 4.      Qualifying Distribution Events:................................6
        4.1     Death of a Participant:........................................6
        4.2     Termination of Service:........................................6

Section 5.      In-Service Withdrawals:........................................6
        5.1     College Education Withdrawals:.................................6

Section 6.      Qualifying Distribution Events Payment Options:................7
        6.1     Payment Options:...............................................7
        6.2     Changes in Election:...........................................8

Section 7.      Vesting:.......................................................8

Section 8.      Account; Deemed Investment; Adjustment of Accounts:............9
        8.1     Account:.......................................................9
        8.2     Deemed Investments:............................................9
        8.3     Adjustments to Deferred Compensation Accounts:.................9

Section 9.      Administration by Committee:..................................10
        9.1     Membership of Committee:......................................10
        9.2     Committee officers; Subcommittee:.............................10
        9.3     Committee meetings:...........................................10
        9.4     Transaction of business:......................................10
        9.5     Committee records:............................................11
        9.6     Establishment of rules:.......................................11
        9.7     Conflicts of interest:........................................11
        9.8     Correction of errors:.........................................11
        9.9     Authority to interpret Plan:..................................11
        9.10    Third party advisors:.........................................12
        9.11    Compensation of members:......................................12
        9.12    Expense reimbursement:........................................12
        9.13    Indemnification:..............................................12

Section 10.     Contractual Liability:........................................13
        10.1    Contractual Liability:........................................13

Section 11.     Allocation of Responsibilities:...............................13
        11.1    Board:........................................................13
        11.2    Committee:....................................................14

Section 12.     Benefits Not Assignable; Facility of Payments:................14
        12.1    Benefits not assignable:......................................14
        12.2    Payments to minors and others:................................14

Section 13.     Beneficiary:..................................................15

Section 14.     Amendment and Termination of Plan:............................15

Section 15.     Communication to Participants:................................16

Section 16.     Claims Procedure:.............................................16
        16.1    Filing of a claim for benefits:...............................16
        16.2    Notification to claimant of decision:.........................16
        16.3    Procedure for review:.........................................17
        16.4    Decision on review:...........................................17
        16.5    Action by authorized representative of claimant:..............18

Section 17.     Miscellaneous Provisions:.....................................18
        17.1    Set off:......................................................18
        17.2    Notices:......................................................18
        17.3    Lost distributees:............................................18
        17.4    Reliance on data:.............................................19
        17.5    Receipt and release for payments:.............................19
        17.6    Headings:.....................................................19
        17.7    Continuation of employment:...................................19
        17.8    Merger or consolidation:......................................20
        17.9    Construction:.................................................20

                                BANTA CORPORATION
                    EXECUTIVE DEFERRED COMPENSATION PLAN "B"

     Section 1. Purpose:
     ---------  -------

     The Employer has adopted the Plan set forth herein to provide a means by which certain management employees may elect to defer receipt of current compensation in order to provide retirement on behalf of such employees. The Plan is not intended to be a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974.

     Section 2. Definitions:
     ---------  -----------

     As used in the Plan, including this Section 2, references to one gender shall include the other and, unless otherwise indicated by the context:

     2.1 "Accrued Benefit" shall mean, with respect to each Participant, the balance credited to his Deferred Compensation Account and his College Education Account.

     2.2 "Active Participant" shall mean, with respect to any day or date, a Participant who is in Service on such day or date; provided, that a Participant who is in Service shall cease to be an Active Participant immediately upon a determination by the Committee that the Participant has ceased to be an Employee.

     2.3 "Beneficiary" shall mean the person, persons, entity or entities designated or determined pursuant to the provisions of Section 13 of the Plan.

     2.4 "Board" shall mean the Compensation Committee of the Board of Directors of Banta Corporation.

     2.5  "CEO" shall mean the Chief Executive Officer of Banta Corporation.

     2.6 "College Education Account" shall mean the separate account to be kept for each Participant and to be divided into one or more Dependent Subaccounts, as described in Section 5.1.

     2.7  "Committee" shall mean the administrative committee provided for in
Section 9.

     2.8 "Compensation" shall mean all of a Participant's compensation received as an Employee reportable in box 1, Wages, Tips and other Compensation, on Form W-2 which is derived from base salary and any short-term incentive payments under the Banta Corporation Economic Profit (EP) Incentive Compensation Plan. Notwithstanding the foregoing, Compensation shall include Salary Deferral Credits under this Plan and amounts contributed by the Participant pursuant to a Salary Deferral Agreement to another employee benefit plan of the Employer which are not includible in the gross income of the Employee under Section 125, 132(f) or 402(e)(3) of the Internal Revenue Code.

     2.9 "Deferred Compensation Account" shall mean the separate account to be kept for each Participant, as described in Sections 3 and 8 and credited with Salary Deferral Credits.

     2.10 "Dependent Subaccount" shall mean each separate subaccount, if any, to be kept for each Participant as part of his College Education Account, as described in Section 5.1 and credited with Salary Deferral Credits.

     2.11 "Employee" shall mean an individual in the Service of the Employer if the relationship between the individual and the Employer is the legal relationship of employer and employee and if the individual is a highly compensated or management employee of the Employer. An individual shall cease to be an Employee upon the first to occur of the following: (i) the Employee's termination of Service; or (ii) a determination by the Committee that the Employee no longer meets the eligibility requirements for participation in the Plan.

     2.12 "Employer" shall mean Banta Corporation and any Participating Employer. All references herein to the Employer shall be applied separately to each such Employer as if the Plan were solely the Plan of that Employer.

     2.13 "Participant" shall mean with respect to any Plan Year an Employee who has been designated by the CEO as a Participant and who has entered the Plan or who has an Accrued Benefit under the Plan. An Employee designated by the CEO as a Participant who has not otherwise entered the Plan shall enter the Plan and become a Participant as of the date determined by the CEO. A Participant who separates from Service with the Employer and who later returns to Service will not be eligible to defer Compensation under the Plan except upon satisfaction of such terms and conditions as the CEO shall establish upon the Participant's return to Service, whether or not the Participant shall have an Accrued Benefit remaining under the Plan on the date of his return to Service.

     2.14 "Participating Employer" shall mean any trade or business (whether or not incorporated) affiliated with Banta Corporation which employs a Participant as designated by the CEO.

     2.15 "Plan" shall mean the Banta Corporation Executive Deferred Compensation Plan "B", as herein set out or as duly amended.

     2.16 "Plan Year" shall mean the twelve-month period ending on the last day of December and each anniversary thereof.

     2.17 "Qualifying Distribution Event" shall mean the Participant's termination of Service for any reason.

     2.18 "Salary Deferral Agreement" shall mean a written agreement entered into between a Participant and the Employer pursuant to the provisions of
Section 3.

     2.19 "Salary Deferral Credits" shall mean the amounts credited to the Participant's Deferred Compensation Account by the Employer pursuant to the provisions of Section 3.

     2.20 "Service" shall mean employment by the Employer.

     Section 3. Salary Deferral Credits:
     ---------  -----------------------

     3.1 Election: Each Active Participant may elect, by entering into a Salary Deferral Agreement, to reduce his Compensation as specified in the Salary Deferral Agreement. The Active Participant may elect to defer base salary and/or annual short-term incentive bonus to be earned for such year, but in no event more than an aggregate of 35% of the combination of such base salary and short-term incentive bonus. In the event that the Participant is also deferring pay during the Plan Year pursuant to the Banta Corporation 1988 Deferred Compensation Plan for Key Employees, such deferrals shall reduce the applicable limit hereunder for such Plan Year. The amount of the Participant's Salary Deferral Credit shall be credited by the Employer to the Deferred Compensation Account maintained for the Participant pursuant to Section 8.

     3.2 Timing of Credit: On each payroll date, the Employer shall credit to the Participant's Deferred Compensation Account an amount equal to the total Salary Deferral Credit for such period.

     3.3 Manner of Election: An election pursuant to Section 3.1 shall be made by the Participant by executing and delivering a Salary Deferral Agreement to the Committee. The Salary Deferral Agreement shall become effective with respect to such Participant as of the first full payroll period commencing on or immediately following the January 1 which occurs after the date such Salary Deferral Agreement is received by the Committee; provided, that a Participant who first becomes a Participant in the Plan during a Plan Year may enter into a Salary Deferral Agreement with respect to base salary to be effective as of the first payroll period next following the date he enters the Plan. A Participant's election shall continue in effect, unless earlier modified by the Participant, until the Service of the Participant is terminated, or, if earlier, until the Participant ceases to be an Active Participant under the Plan.

     3.4 Changes in Election: A Participant may unilaterally modify a Salary Deferral Agreement (either to increase or decrease the portion of his future Compensation which is subject to salary deferral within the percentage limits set forth in Section 3.1) by providing a written modification of the Salary Deferral Agreement to the Employer. The modification shall become effective as of the first full payroll period commencing on or immediately following the January 1 which occurs after the date such written modification is received by the Committee. The Participant may terminate the Salary Deferral Agreement with respect to base salary as of the first full payroll period after the date written notice of the termination is received by the Committee.

     3.5 Additional Rules: The Committee may from time to time establish policies or rules governing the manner in which Salary Deferral Credits may be made.

     Section 4. Qualifying Distribution Events:
     ---------  ------------------------------

     4.1 Death of a Participant: If a Participant dies while in Service, the Employer shall pay the Accrued Benefit to the Participant's Beneficiary. Payment of such benefit shall be made by the Employer pursuant to Section 6. If a Participant dies following his termination of Service for any reason and before all payments to him under the Plan have been made, the payment of the balance of the Participant's Accrued Benefit shall be continued in accordance with Section 6, but to the Participant's Beneficiary rather than to the Participant.

     4.2 Termination of Service: If the Service of a Participant with the Employer shall be terminated for any reason other than death, his Accrued Benefit shall be paid to him by the Employer as provided in Section 6.

     Section 5. In-Service Withdrawals:
     ---------  ----------------------

     5.1 College Education Withdrawals: A Participant may elect in the Salary Deferral Agreement for a designated percentage or dollar amount of the Salary Deferral Credits to be credited to a College Education Account to be used to fund the college education of the Participant's Eligible Dependent or Eligible Dependents. For purposes of this section, "Eligible Dependent" shall mean any child (including any legally adopted child) of a Participant who has not attained age 18 and whom the Participant designates as an Eligible Dependent in his Salary Deferral Agreement; provided, however, that the Committee in its discretion may approve the designation of an individual other than the child of a Participant as an Eligible Dependent. The College Education Account shall be divided into Dependent Subaccounts for each of the Participant's Eligible Dependents, and the Participant may designate in the Salary Deferral Agreement the percentage or dollar amount of each Salary Deferral Credit to be credited to each Dependent Subaccount. In the absence of a clear designation, all credits made to the College Education Subaccount shall be equally allocated to each Dependent Subaccount. As soon as practicable after an Eligible Dependent of the Participant attains age 18, the Employer shall pay to the Participant the balance in the Dependent Subaccount with respect to such Eligible Dependent in annual installments over a period of four years. The following special provisions shall apply with respect to the Dependent Subaccounts:

          5.1.1 The Dependent Subaccounts shall be established, adjusted for payments, credited with Salary Deferral Credits and credited or debited for deemed investment gains or losses in the same manner and at the same time as such adjustments are made to the Deferred Compensation Account under
     Section 8 and in accordance with the rules and elections in effect under
     Section 8.

          5.1.2 Notwithstanding any provision in this Section 5 to the contrary, if Participant incurs a Qualifying Distribution Event prior to the date on which the entire balance of his College Education Account has been distributed to him, then the balance in the College Education Account on the date of the Qualifying Distribution Event shall be combined with the Participant's Deferred Compensation Account and distributed to him in the same manner and at the same time as his Deferred Compensation Account is distributed to him under Section 6 and in accordance with the rules and elections in effect under Section 6.

     Section 6. Qualifying Distribution Events Payment Options:
     ---------  ----------------------------------------------

     6.1 Payment Options: Any benefit payable under the Plan may be made to the Participant or his Beneficiary (as applicable) in any of the following payment forms, as selected by the Participant:

          (i) A lump sum in cash as soon as practicable following the date Participant's Service terminates for any reason; or

          (ii) Approximately equal annual installments over a term certain as elected by the Participant not to exceed ten years. Payment of the benefit shall commence as of the first business day of the calendar quarter following the date Participant's Service terminates for any reason.

The payment of each subsequent annual installment shall be made on the anniversary of the commencement date of the installment payments in this subsection (ii). The amount of the annual installment shall be determined by dividing the balance in the Deferred Compensation Account on each such date (following adjustment on such date pursuant to Section 8.3 of the Plan) by the number of annual installments remaining to be paid hereunder; provided that the last annual installment due under the Plan shall be the entire amount credited to the Participant's account on the date of payment.

     6.2 Changes in Election: Upon a Participant's entry into the Plan, the Participant shall elect among the payment options the method under which his Accrued Benefit will be distributed; provided, however, that the Participant may change the method of payment by filing a written election with the Committee at least two years prior to the date the Participant's Service terminates. Any election to change the payment method which is filed less than two years prior to the date the Participant's Service terminates shall be invalid and the prior valid election shall apply.

     Section 7. Vesting:
     ---------  -------

     A Participant shall be fully vested (that is, nonforfeitable) in his Deferred Compensation Account.

     Section 8. Account; Deemed Investment; Adjustment of Accounts:
     ---------  --------------------------------------------------

     8.1 Account: The Committee shall establish a book reserve account, entitled the "Deferred Compensation Account," on behalf of each Participant. Such account shall be adjusted pursuant to the provisions of Section 8.3.

     8.2 Deemed Investments: The Deferred Compensation Account of a Participant shall be credited with an investment return determined as if the account were invested in one or more investment funds made available by the Committee. The Participant shall elect the investment funds in which his Deferred Compensation Account shall be deemed to be invested. Such election shall be made in the manner prescribed by the Committee and shall take effect upon the entry of the Participant into the Plan. The investment election of the Participant shall remain in effect until a new election is made by the Participant. In the event the Participant fails for any reason to make an effective election of the investment return to be credited to his account, the investment return shall be determined by the Committee.

     8.3 Adjustments to Deferred Compensation Accounts: With respect to each Participant who has a Deferred Compensation Account under the Plan, the amount credited to such account shall be adjusted by the following debits and credits, at the times and in the order stated:

          8.3.1 The Deferred Compensation Account shall be debited each business day with the total amount of any payments made from such account since the last preceding business day to him or for his benefit.

          8.3.2 The Deferred Compensation Account shall be credited on each payroll date with any Salary Deferral Credits to such account for such date.

          8.3.3 The Deferred Compensation Account shall be credited or debited on each day securities are traded on a national stock exchange with the amount of deemed investment gain or loss resulting from the performance of the investment funds elected by the Participant in accordance with Section 8.2.

     The amount of such deemed investment gain or loss shall be determined by the Committee and such determination shall be final and conclusive upon all concerned.

     Section 9. Administration by Committee:
     ---------  ---------------------------

     9.1 Membership of Committee: The Committee shall consist of at least four individuals who shall be appointed by the Board to serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board. The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Board.

     9.2 Committee officers; Subcommittee: The members of the Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be but need not be a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine, and may authorize one or more of its members or any agent to execute or deliver any instruments or to make any payment on behalf of the Committee.

     9.3 Committee meetings: The Committee shall hold such meetings upon such notice, at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all the members of the Committee at the time in office, or if all such members are present at the meeting.

     9.4 Transaction of business: A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

     9.5 Committee records: The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the Plan.

     9.6 Establishment of rules: Subject to the limitations of the Plan, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.

     9.7 Conflicts of interest: No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting), except relating to the terms of his Salary Deferral Agreement.

     9.8 Correction of errors: The Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee may in its discretion waive any notice requirements in the Plan; provided, that a waiver of notice in one or more cases shall not be deemed to constitute a waiver of notice in any other case. With respect to any power or authority which the Committee has discretion to exercise under the Plan, such discretion shall be exercised in a nondiscriminatory manner.

     9.9 Authority to interpret Plan: Subject to the claims procedure set forth in Section 16, the Committee shall have the duty and discretionary authority to interpret and construe the provisions of the Plan and to decide any dispute which may arise regarding the rights of Participants hereunder, including the discretionary authority to construe the Plan and to make determinations as to eligibility and benefits under the Plan. Determinations by the Committee shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons.

     9.10 Third party advisors: The Committee may engage an attorney, accountant, actuary or any other technical advisor on matters regarding the operation of the Plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the Plan. The Committee shall from time to time, but no less frequently than annually, review the financial condition of the Plan and determine the financial and liquidity needs of the Plan. The Committee shall communicate such needs to the Employer so that its policies may be appropriately coordinated to meet such needs.

     9.11 Compensation of members: No fee or compensation shall be paid to any member of the Committee for his Service as such.

     9.12 Expense reimbursement: The Committee shall be entitled to reimbursement by the Employer for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the Plan.

     9.13 Indemnification: No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee nor for any mistake of judgment made in good faith, and the Employer shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Employer's own assets), each member of the Committee and each other officer, employee, or director of the Employer to whom any duty or power relating to the administration or interpretation of the Plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, bad faith, willful misconduct or gross negligence.

     Section 10. Contractual Liability:
     ----------  ---------------------

     10.1 Contractual Liability: The obligation of the Employer to make payments hereunder shall constitute a contractual liability of the Employer to the Participant. Such payments shall be made from the general funds of the Employer, and the Employer shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the Participant shall not have any interest in any particular assets of the Employer by reason of its obligations hereunder. To the extent that any person acquires a right to receive payment from the Employer, such right shall be no greater than the right of an unsecured creditor of the Employer.

     Section 11. Allocation of Responsibilities:
     ----------  ------------------------------

     The persons responsible for the Plan and the duties and responsibilities allocated to each are as follows:

     11.1 Board:

          (i) To amend the Plan;

          (ii) To appoint and remove members of the Committee; and

          (iii) To terminate the Plan.

     11.2 Committee:

          (i)   To designate Participants;

          (ii) To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in Section 16 relating to claims procedure;

          (iii) To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons as provided in the Plan;

          (iv)  To account for the Accrued Benefits of Participants;

          (v)   To direct the Employer in the payment of benefits;

          (vi) To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time; and

          (vii) To administer the claims procedure to the extent provided in
     Section 16.

     Section 12. Benefits Not Assignable; Facility of Payments:
     ----------  ---------------------------------------------

     12.1 Benefits not assignable: No portion of any benefit credited or paid under the Plan with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts.

     12.2 Payments to minors and others: If any individual entitled to receive a payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the Participant to the extent of the amount thereof.

     Section 13. Beneficiary:
     ----------  -----------

     The Participant's beneficiary shall be the person or persons designated by the Participant on the beneficiary designation form provided by and filed with the Committee or its designee. If the Participant does not designate a beneficiary, the beneficiary shall be his surviving spouse. If the Participant does not designate a beneficiary and has no surviving spouse, the beneficiary shall be the Participant's estate. The designation of a beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Committee or its designee. If a beneficiary (the "primary beneficiary") is receiving or is entitled to receive payments under the Plan and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the contingent beneficiary, if any, named in the Participant's current beneficiary designation form. If there is no contingent beneficiary, the balance shall be paid to the estate of the primary beneficiary. Any beneficiary may disclaim all or any part of any benefit to which such beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in a form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the Plan in the same manner as if the beneficiary who filed the disclaimer had died prior to the Participant.

     Section 14. Amendment and Termination of Plan:
     ----------  ---------------------------------

     The Board may amend any provision of the Plan or terminate the Plan at any time; provided, that in no event shall such amendment or termination reduce any Participant's

Accrued Benefit as of the date of such amendment or termination, nor shall any such amendment affect the terms of the Plan relating to the payment of such Accrued Benefit. In the event of termination of the Plan, any remaining Accrued Benefits shall be paid in a lump sum.

     Section 15. Communication to Participants:
     ----------  -----------------------------

     The Employer shall make a copy of the Plan available for inspection by Participants and their beneficiaries during reasonable hours at the principal office of the Employer.

     Section 16. Claims Procedure:
     ----------  ----------------

     The following claims procedure shall apply with respect to the Plan:

     16.1 Filing of a claim for benefits: If a Participant or beneficiary (the "claimant") believes that he is entitled to benefits under the Plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim therefor with the Committee.

     16.2 Notification to claimant of decision: Within 90 days after receipt of a claim by the Committee (or within 180 days if special circumstances require an extension of time), the Committee shall notify the claimant of his decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv) an explanation of the procedure for review of the denial. If the Committee fails to notify the claimant of the decision in timely manner, the claim shall be deemed denied as of the close of the initial 90-day period (or the close of the extension period, if applicable).

     16.3 Procedure for review: Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given, the claimant shall appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

     16.4 Decision on review: The decision on review of a claim denied in whole or in part by the Committee shall be made in the following manner:

          16.4.1 Within 60 days following receipt by the Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Committee shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the close of the extension period, if applicable).

          16.4.2 With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

          16.4.3 The decision of the Committee shall be final and conclusive.

     16.5 Action by authorized representative of claimant: All actions set forth in this Section 16 to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

     Section 17. Miscellaneous Provisions:
     ----------  ------------------------

     17.1 Set off: Notwithstanding any other provision of this Plan, the Employer may reduce the amount of any payment otherwise payable to or on behalf of a Participant hereunder by the amount of any loan, cash advance, extension of credit or other obligation of the Participant to the Employer that is then due and payable, and the Participant shall be deemed to have consented to such reduction.

     17.2 Notices: Each Participant who is not in Service and each beneficiary shall be responsible for furnishing the Committee or its designee with his current address for the mailing of notices and benefit payments. Any notice required or permitted to be given to such Participant or beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

     17.3 Lost distributees: A benefit shall be deemed forfeited if the Committee is unable to locate the Participant or beneficiary to whom payment is due on or before the fifth anniversary of the date payment is to be made or commence; provided, that the deemed investment rate of return pursuant to Section 8.2 shall cease to be applied to the Participant's account following the first anniversary of such date; provided further, however, that such benefit shall be reinstated, without interim interest, if a valid claim is made by or on behalf of the Participant or beneficiary for all or part of the forfeited benefit.

     17.4 Reliance on data: The Employer and the Committee shall have the right to rely on any data provided by the Participant or by any beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant, and the Employer and the Committee shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or beneficiary.

     17.5 Receipt and release for payments: Subject to the provisions of Section 17.1, any payment made from the Plan to or with respect to any Participant or beneficiary, or pursuant to a disclaimer by a beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan and the Employer with respect to the Plan. The recipient of any payment from the Plan may be required by the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.

     17.6 Headings: The headings and subheadings of the Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

     17.7 Continuation of employment: The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any persons for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

     17.8 Merger or consolidation: No employer-party to the Plan shall consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entity (a "Successor Entity") unless such Successor Entity shall assume the rights, obligations and liabilities of the employer-party under the Plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the Plan.

     17.9 Construction: The provisions of the Plan shall be construed and enforced according to the laws of the State of Wisconsin, except to the extent that such laws are superseded by the Employee Retirement Income Security Act of 1974.